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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
WCA Waste Corporation:


We consent to the incorporation by reference in the registration statement No. 333-130623 on Form S-3 and registration statement No. 333-131875 on Form S-8 of WCA Waste Corporation of our reports dated March 15, 2006, with respect to the consolidated balance sheets of WCA Waste Corporation as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management's assessment of effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of WCA Waste Corporation.


/s/ KPMG LLP

Houston, Texas
March 15, 2006